                              LIST OF SUBSIDIARIES

                                                          STATE OR OTHER
                                                          JURISDICTION OF
         NAME                                             INCORPORATION
         ----                                             ---------------
Printronix Nederland B.V.                                 The Netherlands

Printronix Latinoamericana, S.A. de C.V.                  Mexico

Printronix Foreign Sales Corporation B.V.                 The Netherlands

Printronix GmbH                                           West Germany

Printronix A.G.                                           Switzerland

RJS Systems International                                 California

























                                          EXHIBIT 21